UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):                June 27, 2008
Graham Corporation

(Exact name of Registrant as specified in its charter)

Delaware	1-8462	16-1194720

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Florence Avenue, Batavia, New York	14020

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:                (585) 343-2216
N/A

(Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On June 27, 2008, J. Ronald Hansen announced that he plans to retire from Graham Corporation (“Graham”), effective August 1, 2008. Mr. Hansen, age 61, has served as Graham’s Vice President - Finance & Administration and Chief Financial Officer since 1993. Mr. Hansen has informed Graham that he will continue with Graham in a consulting capacity to assist in the search for his replacement and in the ensuing transition.
     On July 2, 2008, Graham issued a press release announcing Mr. Hansen’s retirement and announcing that Jennifer Condame, age 43, will be appointed the Company’s Chief Accounting Officer effective July 31, 2008. Ms. Condame has been Graham’s Controller since 1994. Previously, and from 1992 to 1994, she was Graham’s Manager of Accounting and Financial Reporting. Prior to joining Graham in 1992, Ms. Condame was employed by PricewaterhouseCoopers LLP as an Audit Manager.
     There are no arrangements or understandings between Ms. Condame and any other persons with respect to her expected appointment as Graham’s Chief Accounting Officer. In addition, there has been no transaction, nor is there any currently proposed transaction, to which Graham or any of its subsidiaries was or is to be a party in which Ms. Condame or any member of her immediate family, had, or will have, a direct or indirect material interest.

Item 8.01.	Other Events.
     On July 2, 2008, Graham issued a press release announcing Mr. Hansen’s retirement and the Board of Directors’ plan to appoint Jennifer Condame as Chief Accounting Officer. A copy of such press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated July 2, 2008 of Graham Corporation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Graham Corporation
Date: July 2, 2008	By:	/s/ James R. Lines
James R. Lines
President and Chief Executive Officer